UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 25, 2004

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DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

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Minnesota	1-7945	41-0216800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-7111

N/A
(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

On June 25, 2004, Deluxe Corporation (Deluxe) announced it had completed its cash tender offer for New England Business Service, Inc. (NEBS). When the tender offer expired at 11:59 p.m., Eastern Daylight Time, on Thursday, June 24, 2004, 13.1 million shares of NEBS common stock, representing approximately 98% of the outstanding shares, had been tendered for $44 per share to Hudson Acquisition Corporation (Purchaser), a wholly-owned subsidiary of Deluxe formed solely for the purpose of acquiring NEBS shares. All validly tendered shares were accepted.

On June 25, 2004, Deluxe also announced the completion of a short-form merger of NEBS and Purchaser pursuant to which the shares of NEBS common stock not purchased in the tender offer were converted into the right to receive $44.00 per share in cash, without interest. Following the merger, NEBS became a wholly-owned subsidiary of Deluxe.

NEBS is a leading provider of products and services to small businesses. It supplies a wide variety of business products and services including business forms, checks, envelopes, labels, greeting cards, signs, stationery, software, work and promotional apparel, advertising specialties and packaging, shipping and warehouse supplies. NEBS has operations in the United States, Canada, the United Kingdom and France.

The funds required to consummate the tender offer and the merger, to repay or refinance debt of NEBS and to pay related fees and expenses is estimated to be approximately $790 million. To fund the acquisition, Deluxe obtained funds initially from an $800 million bridge financing facility (the Facility) and from its commercial paper program. The Facility is with Bank One, NA, The Bank of New York and Wachovia Bank, National Association. It is a 364-day unsecured revolving credit facility and bears an interest rate of the London InterBank Offered Rate (LIBOR) + .625%.

Item 7.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Balance sheet as of June 28, 2003 and June 29, 2002 (incorporated by reference to the Form 10-K filed with the Commission by NEBS on September 5, 2003).

Income statements and statements of cash flows for the years ended June 28, 2003, June 29, 2002 and June 30, 2001 (incorporated by reference to the Form 10-K filed with the Commission by NEBS on September 5, 2003).

Balance sheet as of March 27, 2004 (incorporated by reference to the Form 10-Q filed with the Commission by NEBS on May 11, 2004).

Income statements and statements of cash flows for the nine months ended March 27, 2004 and March 29, 2003 (incorporated by reference to the Form 10-Q filed with the Commission by NEBS on May 11, 2004).

(b)	Pro forma financial information.

Pro forma financial information required by Item 7 of Form 8-K will be filed by amendment no later than September 10, 2004.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 17, 2004, by and among Deluxe, Purchaser, and NEBS (incorporated by reference to Exhibit (d)(1) to the Deluxe Corporation Schedule TO-T filed with the Commission on May 25, 2004).

2.2	Credit Agreement, dated as of May 27, 2004, by and between Deluxe, Bank One, NA, The Bank of New York and Wachovia Bank, National Association (incorporated by reference to Exhibit (b) to the Deluxe Corporation Schedule TO-T filed with the Commission on May 25, 2004).

99.1	Press Release issued by Deluxe on June 25, 2004 (incorporated by reference to Exhibit (a)(5)(I) to the Deluxe Corporation Schedule TO/A filed with the Commission on June 25, 2004).

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2004

DELUXE CORPORATION
By: /s/ Anthony C. Scarfone
Anthony C. Scarfone Senior Vice President General Counsel and Secretary